Exhibit 99.1

News Release

Waddell & Reed Financial, Inc. Reports Second Quarter Results

Overland Park, KS, Jul. 30, 2013 — Waddell & Reed Financial, Inc. (NYSE: WDR) today reported second quarter net income of $52.0 million, or $0.61 per diluted share, compared to net income of $53.9 million, or $0.63 per diluted share during the previous quarter, and net income from continuing operations of $41.2 million, or $0.48 per diluted share during the second quarter of 2012.

The current quarter included a charge of $8.6 million ($5.4 million net of taxes), or $0.06 per diluted share, for costs incurred during the launch of the Ivy High Income Opportunities Fund (NYSE: IVH), our first closed-end fund.  Excluding these costs, second quarter adjusted net income would have been $57.3 million, or $0.67 per diluted share.  The use of non-GAAP adjusted figures is presented for the purpose of providing comparative results to other periods. The table on page 2 provides a breakdown of expenses associated with the launch of the Ivy High Income Opportunities Fund and a reconciliation to GAAP.

Operating revenues were $332 million, an improvement of 5% compared to the previous quarter and 15% compared to the same period last year.  The operating margin was 25.6%; however, excluding the above referenced costs associated with the launch of our closed-end fund, the operating margin was 28.2%, a multi-year high.

On July 2, we internalized the management of the Global Natural Resources funds after the portfolio manager’s retirement from Mackenzie Financial Corporation, the subadvisor.  By managing the Global Natural Resources funds in-house, the company will realize a decline in future subadvisory costs.

Assets under management were $104 billion at quarter-end, a sequential increase of 1% and a year-over-year increase of 17%.  Net inflows were $935 million, compared to $2.1 billion during the previous quarter and $376 million during the second quarter of 2012.

Reconciliation to GAAP

Summary Income Statement

	As reported	IVH	Adjusted
(Amounts in thousands, except for per share data)	(GAAP)	Expenses	(Non-GAAP)
Total Operating Revenues	$331,706	$—	$331,706

Operating Expenses:
U&D Direct	127,488	(1,288)	126,200
U&D Indirect	37,356	(536)	36,820
Underwriting and distribution (total)	164,844	(1,824)	163,020
General and administrative	26,938	(6,728)	20,210
All other operating expenses	54,889	—	54,889
Total Operating Expenses	246,671	(8,552)	238,119

Operating Income	85,035	8,552	93,587

Non-operating expenses	(1,856)	—	(1,856)

Income before provision for income taxes	83,179	8,552	91,731
Provision for income taxes	31,222	3,177	34,399
Net Income	$51,957	$5,375	$57,332

Net income per share	0.61	0.06	0.67

Weighted average shares outstanding - diluted	85,869	85,869	85,869

Operating margin	25.6%	N/A	28.2%

Business Discussion

Management commentary

“We continue to make progress toward our objective of improving the operating margin,” said Hank Herrmann, Chairman and Chief Executive Officer of Waddell & Reed Financial, Inc.  “We have been able to improve margins through careful expense management, consistent organic growth, and the benefit of positive market action on our business model.”

Channelized discussion

Our Wholesale channel ended the quarter with $53.9 billion in assets under management, up $0.6 billion, or 1% sequentially.  Sales momentum continued with $5.0 billion of new sales during the quarter, a multi-year quarterly high.  Net inflows of $1.1 billion remain solid, although somewhat lower than the previous quarter.  Investors’ concern over the Federal Reserve tapering its Quantitative Easing program and rising interest rates impacted demand for financial assets in June, and led to an increase in redemptions and slowing gross sales.

Our Advisors channel ended the quarter with $38.2 billion in assets under management, up $0.3 billion, or 1% sequentially.  Sales of $1.4 billion mark a new record high for this channel, rising 8% compared to the earlier high set during the previous quarter.  Net inflows of $259 million remain robust, underscoring the stability of our Advisors’ model and sustainability of the asset base.

Finally, our Institutional channel ended the quarter with $12.3 billion in assets under management, down $0.3 billion, or 2% sequentially.  Sales of $379 million during the quarter were somewhat lower than expected; reflecting the long closing cycle of the business.  Net outflows were $432 million.

Management Fee Revenue Analysis

The sequential increase in revenues is due primarily to higher levels of average assets under management and benefited from one additional day during the current period.  Compared to the same period last year, revenues rose on higher levels of average assets under management.

Net Distribution Cost Analysis

Wholesale channel

Compared to the previous quarter, higher asset levels led to an increase in both revenues and direct costs.  Higher wholesaler commissions also added to direct costs during the quarter.  Indirect costs were largely unchanged as higher marketing costs associated with the launch of our closed-end fund were offset by lower computer software costs and lower payroll taxes.

Compared to the second quarter of 2012, higher asset levels led to an increase in both revenues and direct costs.  Higher wholesaler commissions due to increased sales volume also contributed to the increase in direct costs.  Indirect costs rose due to higher marketing costs associated with the launch of our closed-end fund.

Advisors channel

Sequentially, revenues rose as higher levels of assets under management led to increased asset-based Rule 12b-1 fees and advisory fees.  Higher sales commissions also contributed to the increase in revenues.  The effective commission payout rate remained unchanged, resulting in direct expenses rising in line with revenues.  Indirect costs declined due to favorable adjustments to pension and group health plan costs, lower payroll taxes and lower field office expenses.

Compared to the same period last year, higher levels of assets under management and an increase in sales commissions drove the increase in revenues and direct expenses.  Indirect costs were lower due to field office cost management.

Compensation and Related Expense Analysis

The sequential decline is due to lower incentive compensation costs, favorable adjustments to pension and group health plan costs, and lower payroll taxes.  These were largely offset by an increase in equity compensation costs.  Compared to the same period last year, costs increased on a combination of higher base salaries, incentive compensation and equity compensation.

General and Administrative Expense Analysis

The sequential increase is largely due to $6.7 million in costs associated with the launch of our closed-end fund during the quarter.  The previous quarter included a reduction in estimated legal costs, while the current quarter saw an increase in national advertising costs.

Compared to the same period last year, the above referenced increase in costs was somewhat offset by a $5.0 million charge to write off software and capitalized development costs during the second quarter of 2012.

Investment and Other Income Analysis

Sequentially, gains in both our available-for-sale and trading portfolios were higher in the previous period.  Compared to the same quarter last year, investment and other income remained largely unchanged.

Balance Sheet Information

As of June 30, 2013, cash and cash equivalents and investment securities were $547 million.  Long-term debt was $190 million and there was no short-term debt outstanding.

Stockholders’ equity was $563 million and there were 85.8 million shares outstanding.  During the quarter, we repurchased 789 thousand shares on the open market or privately, bringing our annual total to 871 thousand shares at an aggregate cost, including commissions, of $37 million.

Unaudited Consolidated Statement of Income

(Amounts in thousands, except for per share data)

	2012				2013
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Operating Revenues:
Investment management fees	$134,900	$134,213	$138,364	$141,754	$148,445	$156,219
Underwriting and distribution fees	121,153	123,687	122,819	128,806	135,419	141,597
Shareholder service fees	31,818	31,786	32,182	32,323	32,691	33,890
Total operating revenues	287,871	289,686	293,365	302,883	316,555	331,706
Operating Expenses:
Underwriting and distribution	144,486	148,067	147,408	150,020	161,571	164,844
Compensation and related costs	44,158	41,931	42,343	43,343	48,155	47,376
General and administrative	17,764	23,634	15,774	18,160	16,208	26,938
Subadvisory fees	6,271	5,208	4,921	4,609	4,484	4,291
Depreciation	3,359	3,329	3,188	3,335	3,227	3,222
Total operating expenses	216,038	222,169	213,634	219,467	233,645	246,671
Operating Income	71,833	67,517	79,731	83,416	82,910	85,035
Investment and other income	3,949	1,325	2,632	1,911	4,377	1,002
Interest expense	(2,826)	(2,825)	(2,826)	(2,834)	(2,854)	(2,858)
Income from continuing operations before taxes	72,956	66,017	79,537	82,493	84,433	83,179
Provision for taxes	26,119	24,792	27,421	30,143	30,570	31,222
Income from continuing operations	46,837	41,225	52,116	52,350	53,863	51,957
Income/(loss) from discontinued operations, net of income taxes	550	493	(43,590)	971	0	0
Net Income	$47,387	$41,718	$8,526	$53,321	$53,863	$51,957
Net Income per share from continuing operations	0.55	0.48	0.61	0.61	0.63	0.61
Income/(loss) per share from discontinued operations	0.00	0.00	(0.51)	0.01	0.00	0.00
Net income per share	0.55	0.48	0.10	0.62	0.63	0.61
Weighted average shares outstanding - diluted	85,606	86,095	85,755	85,459	85,593	85,869
Operating margin	25.0%	23.3%	27.2%	27.5%	26.2%	25.6%

Net Distribution Cost Analysis

(Amounts in thousands)

	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
U&D Revenues	$44,473	$43,908	$44,659	$45,660	$48,175	$49,846
U&D Expenses - Direct	(55,104)	(55,287)	(57,390)	(56,963)	(63,548)	(64,694)
U&D Expenses - Indirect	(9,339)	(10,212)	(10,045)	(10,333)	(11,000)	(11,229)
Net Distribution (Costs)	$(19,970)	$(21,591)	$(22,776)	$(21,636)	$(26,373)	$(26,077)

Advisors Channel
U&D Revenues	$76,680	$79,779	$78,160	$83,146	$87,244	$91,751
U&D Expenses - Direct	(53,676)	(55,813)	(54,246)	(56,375)	(59,657)	(62,794)
U&D Expenses - Indirect	(26,367)	(26,755)	(25,727)	(26,349)	(27,366)	(26,127)
Net Distribution (Costs)/Excess	$(3,363)	$(2,789)	$(1,813)	$422	$221	$2,830

Changes in Assets Under Management

(Amounts in millions)

	2012				2013
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Wholesale Channel
Beginning assets	$40,954	$46,738	$44,379	$47,650	$48,930	$53,254
Sales & Other Net Inflows*	4,520	4,113	3,699	3,599	5,042	5,030
Redemptions	(3,446)	(3,535)	(3,088)	(3,828)	(3,157)	(3,983)
Net Exchanges	(104)	48	59	152	66	61
Net flows	970	626	670	(77)	1,951	1,108
Market action	4,814	(2,985)	2,601	1,357	2,373	(502)
Ending assets	$46,738	$44,379	$47,650	$48,930	$53,254	$53,860

Advisors Channel
Beginning assets	$31,709	$35,073	$33,846	$35,374	$35,660	$37,915
Sales & Other Net Inflows*	1,097	1,193	1,004	1,209	1,303	1,404
Redemptions	(1,042)	(961)	(1,019)	(1,132)	(1,047)	(1,083)
Net Exchanges	103	(49)	(60)	(152)	(66)	(62)
Net flows	158	183	(75)	(75)	190	259
Market action	3,206	(1,410)	1,603	361	2,065	(2)
Ending assets	$35,073	$33,846	$35,374	$35,660	$37,915	$38,172

Institutional Channel
Beginning assets	$10,494	$11,981	$10,894	$11,785	$11,775	$12,626
Sales & Other Net Inflows*	682	625	763	649	430	379
Redemptions	(507)	(1,058)	(532)	(662)	(469)	(811)
Net Exchanges	0	0	0	0	0	0
Net flows	175	(433)	231	(13)	(39)	(432)
Market action	1,312	(654)	660	3	890	118
Ending assets	$11,981	$10,894	$11,785	$11,775	$12,626	$12,312

Consolidated Total
Beginning assets	$83,157	$93,792	$89,119	$94,809	$96,365	$103,795
Sales & Other Net Inflows*	6,299	5,931	5,466	5,457	6,775	6,813
Redemptions	(4,995)	(5,554)	(4,639)	(5,622)	(4,673)	(5,877)
Net Exchanges	(1)	(1)	(1)	0	0	(1)
Net flows	1,303	376	826	(165)	2,102	935
Market action	9,332	(5,049)	4,864	1,721	5,328	(386)
Ending assets	$93,792	$89,119	$94,809	$96,365	$103,795	$104,344

* Sales & Other Net Inflows is primarily gross sales (net of sales commissions).  This amount also includes net reinvested dividends & capital gains and investment income.

Supplemental Information

	2012				2013
	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
Channel highlights
Number of Wholesalers	49	50	50	50	50	50
Number of Advisors	1,778	1,764	1,753	1,763	1,717	1,734
Gross revenue per advisor (in Thousands)	40.3	42.2	41.4	44.3	46.9	49.4

Redemption rates - long term assets
Wholesale	30.7%	31.5%	26.6%	31.9%	24.6%	29.4%
Advisors	10.1%	9.1%	9.7%	10.6%	9.4%	9.1%
Institutional	18.2%	37.3%	18.4%	22.8%	15.5%	25.5%
Total	21.5%	23.9%	19.3%	22.9%	18.0%	21.7%

Operating highlights
Organic growth/(decay) Annualized	6.3%	1.6%	3.7%	-0.7%	8.7%	3.6%
Total assets under management (in Millions)	93,792	89,119	94,809	96,365	103,795	104,344

Diversification (Company Total)
As % of Sales
Asset Strategy	27.7%	28.6%	21.1%	25.7%	33.6%	28.5%
Fixed Income	32.3%	30.9%	39.4%	34.6%	30.7%	30.4%
Other	40.0%	40.5%	39.5%	39.7%	35.7%	41.1%
As % of Assets Under Management
Asset Strategy	35.3%	34.2%	33.6%	33.8%	33.7%	33.4%
Fixed Income	16.9%	19.4%	20.2%	21.0%	20.7%	19.9%
Other	47.8%	46.4%	46.2%	45.2%	45.6%	46.7%

Operating margin	25.0%	23.3%	27.2%	27.5%	26.2%	25.6%

Lipper Fund Rankings

	1 Year	3 Years	5 Years
Funds ranked in top quartile	30%	31%	45%
Funds ranked in top half	52%	47%	63%

Assets ranked in top quartile	59%	63%	42%
Assets ranked in top half	70%	75%	46%

Earnings Conference Call

Stockholders, members of the investment community and the general public are invited to listen to a live Web cast of our earnings release conference call today, July 30th at 10:00 a.m. Eastern.  During this call, Henry J. Herrmann, Chairman and CEO, will review our quarterly results.  Live access to the teleconference will be available on the “Investor Relations” section of our Web site at www.waddell.com.  A Web cast replay will be made available shortly after the conclusion of the call and accessible for seven days.

Web site Resources

We invite you to visit the “Investor Relations” section of our Web site at www.waddell.com under the caption “Data Tables” to review supplemental information schedules.

Contacts

Investor Contact:

Nicole McIntosh-Russell, VP, Investor Relations, (913) 236-1880, nrussell@waddell.com

Mutual Fund Investor Contact:

Call (888) WADDELL, or visit www.waddell.com or www.ivyfunds.com.

Past performance is no guarantee of future results.  Please invest carefully.

About the Company

Waddell & Reed, Inc., founded in 1937, is one of the oldest mutual fund complexes in the United States, having introduced the Waddell & Reed Advisors Group of Mutual Funds in 1940. Today, we distribute our investment products through the Waddell & Reed Wholesale channel (encompassing broker/dealer, retirement, and registered investment advisors), our Advisors channel (our network of financial advisors), and our Institutional channel (including defined benefit plans, pension plans and endowments, and our subadvisory partnership with Mackenzie in Canada).

Through its subsidiaries, Waddell & Reed Financial, Inc. provides investment management and financial planning services to clients throughout the United States. Waddell & Reed Investment Management Company serves as investment advisor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Investment Management Company serves as investment advisor to Ivy Funds. Waddell & Reed, Inc. serves as principal underwriter and distributor to the Waddell & Reed Advisors Group of Mutual Funds, Ivy Funds Variable Insurance Portfolios and Waddell & Reed InvestEd Portfolios, while Ivy Funds Distributor, Inc. serves as principal underwriter and distributor to Ivy Funds.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect the current views and assumptions of management with respect to future events regarding our business and industry in general.  These forward-looking statements include all statements, other than statements of historical fact, regarding our financial position, business strategy and other plans and objectives for future operations, including statements with respect to revenues and earnings, the amount and composition of assets under management, distribution sources, expense levels, redemption rates and the financial markets and other conditions.  These statements are generally identified by the use of such words as “may,” “could,” “should,” “would,” “believe,” “anticipate,” “forecast,” “estimate,” “expect,” “intend,” “plan,” “project,” “outlook,” “will,” “potential” and similar statements of a future or forward-looking nature.  Readers are cautioned that any forward-looking information provided by or on behalf of the Company is not a guarantee of future performance.  Actual results may differ materially from those contained in these forward-looking statements as a result of various factors, including but not limited to those discussed below.  If one or more events related to these or other risks, contingencies or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from those forecasted or expected.  Certain important factors that could cause actual results to differ materially from our expectations are disclosed in the “Risk Factors” section of our Annual Report on Form 10-K for the year ended December 31, 2012, which include, without limitation:

•                                          The introduction of legislative or regulatory proposals or judicial rulings that change the independent contractor classification of our financial advisors at the federal or state level for employment tax or other employee benefit purposes;

•                                          The adverse ruling or resolution of any litigation, regulatory investigations and proceedings, or securities arbitrations by a federal or state court or regulatory body;

•                                          The loss of existing distribution channels or inability to access new distribution channels;

•                                          A reduction in assets under our management on short notice, through increased redemptions in our distribution channels or our Funds, particularly those Funds with a high concentration of assets, or investors terminating their relationship with us or shifting their funds to other types of accounts with different rate structures;

•                                          Our inability to implement new information technology and systems, or inability to complete such implementation in a timely or cost effective manner;

•                                          Non-compliance with applicable laws or regulations and changes in current legal, regulatory, accounting, tax or compliance requirements or governmental policies;

•                                          A decline in the securities markets or in the relative investment performance of our Funds and other investment portfolios and products as compared to competing funds; and

•                                          Our inability to hire and retain senior executive management and other key personnel.

The foregoing factors should not be construed as exhaustive and should be read together with other cautionary statements included in this and other reports and filings we make with the Securities and Exchange Commission, including the information in Item 1 “Business” and Item 1A “Risk Factors” of Part I and Item 7 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Part II to our Annual Report on Form 10-K for the year ended December 31, 2012 and as updated in our quarterly reports on Form 10-Q for the year ending December 31, 2013.  All forward-looking statements speak only as the date on which they are made and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.